UNICO,  INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 30, 1997


The Annual Meeting of Shareholders of UNICO, Inc.
(the "Company") will be held at the Company's offices, 8380 Alban Road, Springfield, Virginia on Tuesday,
December 30, 1997 at 9:00 a.m. EST, to act on the following matters:

1. The election of Directors;

2. The reverse split of all outstanding shares of the Company's stock on the basis of one (1) share for each four (4) shares outstanding;

3. The ratification of selection of principal accountants;

4. Such other matters as may properly come before the Annual
Meeting or adjournments thereof.

Shareholders of record at the close of business on November
25, 1997 shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By order of the Board of Directors,


Gerard R. Bernier
Chairman

PRELIMINARY MATERIALS

UNICO, Inc.
8380 Alban Road
Springfield, Virginia 22150

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
December 30, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of UNICO, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at the Company's offices, 8380 Alban Road, Springfield, Virginia on Tuesday,
December 30, 1997 at 9:00 a.m. EST, or any adjournments thereof, for the purposes set forth in the accompanying
Notice of Meeting.

This Proxy Statement, Notice of Meeting, and accompanying
Proxy Card were first mailed to shareholders on or about
November 26, 1997.


General Information
-------------------

Only shareholders of record at the close of business on November 25, 1997 will be entitled to notice of and to vote the shares of Stock of the Company held by them on such date at the Annual Meeting or any adjournment thereof. On
November 25, 1997, 8,476,289 shares of Common Stock, 280 shares of Series A and Series B Redeemable Preferred Stock and 1,757,569 Series C Voting Convertible Preferred Stock of the Company were outstanding and entitled to vote at the meeting. The Redeemable Preferred Stock will be voted as a class, with a majority determining the position of the class with respect to issues upon which they are entitled to vote.

If the accompanying Proxy Card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.
Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote in favor of the matters presented in this Proxy
Statement, and as recommended by the Board of Directors with regard to all other matters. Each such proxy granted may be revoked by the shareholder giving such proxy at any time before it is exercised, by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests.
Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on November 25, 1997, will constitute a quorum. Each share of Common Stock and Redeemable Preferred Stock entitles the holder thereof to one vote on each matter to be voted upon at the meeting. Each share of Series C Voting Convertible
Preferred Stock entitles the holder thereof to four (4) votes on each matter to be voted upon at the meeting.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS PRESENTED IN
THIS PROXY STATEMENT.  THE ENCLOSED PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS.

Directors and Executive Officers
--------------------------------

The Directors and Executive Officers of the Company are set forth below. All Directors hold office until the expiration of their term or until their successors have been elected and qualified. Executive Officers of the Company serve at the will of the Board of Directors.


Name & Age           With Company Since  Director/Position
Gerard R. Bernier-47        1987         Chairman of the Board,
                                         Chief Executive Officer
                                         and President
----------------------------------------------------------------
Gerald Bomstad, Jr.-70      1993         Director

Leon Zajdel-49              1990         Director

Steven Kronzek-48           1997         Director

Subhash Ghei-53             1994         Secretary,
                                         Chief Financial Officer

GERARD R. BERNIER was founder and has been a Director of United Coupon Corporation since November 1981 and has served as Chief Executive Officer and President since
August 1985.  Mr. Bernier held the position of Vice
President and Vice Chairman of the Board of Directors of UNICO, Inc. from November 1991 until his appointment as Chief Executive Officer, President and Chairman of the
Board in April 1996.

GERALD BOMSTAD, JR. was an investor and a Director of the Company's former wholly-owned subsidiary, Cal-Central
Marketing Corporation, since Cal-Central's inception in 1983. Mr. Bomstad held various positions with Automation
Industries, Inc. from 1951 to 1986. In 1951, he began his career as a staff accountant. In 1960, he became the General Manager of the Aerospace Division. In 1962, he was appointed Vice President, Treasurer and Controller. From
1968 to 1978, he served as Senior Vice President and Controller. From 1978 to 1986, after Automation Industries became a subsidiary of Penn Central Corporation, Mr.
Bomstad served as President of the Manufactured Productions
Group. In 1986, he led a group of investors and management in a spinoff of three divisions of Penn Central and was appointed President and Chief Executive Officer of the new operation. He has been active as a consultant and investor in various enterprises. He became a Director of the Company on October 26, 1993, when the Company acquired Cal-
Central Marketing Corporation.

LEON ZAJDEL was founder and President of Energy Guard
Corp., a manufacturer and retailer of replacement windows, located in Beltsville, Maryland. Mr. Zajdel served as a Director of United Coupon Corporation from April 1985 to
November 1991, and has served as a Director of the Company since July 1990.

STEVEN KRONZEK was a founding partner in November 1977 and has continued as partner of the accounting firm of Kronzek
& Company located in Washington, DC. Mr. Kronzek was elected to the Company's Board of Directors in June 1997.
Mr. Kronzek has served as the independent accountant for the Company's wholly-owned subsidiary, United Coupon
Corporation, since January 1982.

SUBHASH GHEI has been Secretary and Treasurer of UNICO,
Inc. and was appointed its Chief Financial Officer in July
1996. He has also served as Secretary and Treasurer of United Coupon Corporation since August 1994, and as
Controller since June 1994.  He served as Administrative
Manager for the Burnham Service Company in Upper Marlboro,
Maryland from December 1993 to June 1994.  He served as
Senior Operations Analyst, Manager Administrative Support and Special Projects Accountant for PRC, Inc. in McLean,
Virginia from February 1988 to February 1991. Mr. Ghei has served in various accounting/consulting positions since he began his career in 1972.

Certain Business Relationships and Related Transactions
-------------------------------------------------------

No business relationship between the Company and any business or professional entity, for which a Director of the Company has served during the last fiscal year or currently serves as an executive officer of, or has owned a 10% record or beneficial interest, has existed since the beginning of the Company's last fiscal year, or currently exists, which represented or will represent payments for property or services in excess of 5% of the Company's gross revenues for its last full fiscal year or of the other entity's consolidated revenues for its last full fiscal year.

In addition, except as noted below, the Company did not owe, at the end of its last fiscal period, to any business or professional entity for which a Director of the Company has served during the last fiscal year or currently owns a 10% record or beneficial interest, an aggregate amount in excess of 5% of the Company's total assets at the end of its last fiscal period. No Director of the Company has served as a partner or executive officer of any investment banking firm that performed services for the Company during the last fiscal year or that the Company proposes to have perform services during the current year except as noted below.

At the end of the 1995 fiscal year, the Company had an outstanding Convertible Debenture in the amount of One
Million Two Hundred Fifty Thousand dollars ($1,250,000) issued to Renaissance Capital Partners, Ltd. Russell
Cleveland, who served as a Director of the Company in prior years, is a major owner and Managing General Partner of Renaissance Capital Partners, Ltd. Mr. Cleveland did not serve as a Director of the Company at the time the debenture was issued. During 1996, the Company borrowed $150,000 from Renaissance Capital Partners, Ltd.
in the form of a Subordinated Convertible Debenture.  Mr.
Cleveland did not initiate the establishment of this debenture, nor did he participate in the authorization thereof, on behalf of the Company. Effective July 30, 1996, the Subordinated Convertible Debenture plus accrued interest related thereto was exchanged for 1,589,220 shares of Series C Voting Convertible Preferred Stock of the
Company.

On September 3, 1997, the President and Chief Executive
Officer of UNICO, Inc.'s wholly-owned subsidiary, United
Coupon Corporation, Gerard R. Bernier, executed a guarantee and pledged a Certificate of Deposit as collateral in order for United Coupon Corporation to receive a One Hundred
Thousand dollar ($100,000) bank line of credit for that company.

In prior periods, the Company advanced One Hundred Seventy
Five Thousand dollars ($175,000) to a former officer of its now dissolved subsidiary, Cal-Central Marketing
Corporation, and current Director of the Company, Gerald
Bomstad, Jr. This advance was evidenced by a note which was payable on demand by the Company and which originally bore interest at 4%, but subsequent to October 26, 1995, bore interest at an annual rate of 10%. Redeemable preferred stock, with cash redemption value of an amount equal to the principal value of this advance was pledged as security for the advance. This note was deemed uncollectible and was fully reserved during 1996.

Board Participation and Structure
---------------------------------

Each Director attended at least 75% of the total regular and special meetings of the Board and the meetings of committees on which he served during the past year. During that period, the Board met in regular session six times.

Below is a list of committees of the Board of Directors of the Company, the functions performed, and their current members. The Board has not appointed a standing Audit
Committee. The entire Board performs the functions associated with an Audit Committee.

Compensation Committee:
-----------------------

Members - Gerald Bomstad, Jr. and Leon Zajdel
Number of Meetings - One meeting with all members present.
Functions - Recommending to the Board of Directors stock option awards to be granted pursuant to the Omnibus Equity
Compensation Plan, and cash and other compensation for executive management of the Company and its subsidiaries.

Nominating Committee:
---------------------

Members - Gerard R. Bernier, Gerald Bomstad, Jr. and Leon Zajdel Number of Meetings - One meeting with all members present. Functions - Recommending to the Board of Directors nominees for election as Directors and to fill vacant positions.
The Nominating Committee also considers recommendations presented to the Corporate Secretary by shareholders, which identify the name and qualifications of the proposed nominee, and which are received by July 30th following the Annual Shareholders' Meeting.

Executive Compensation
----------------------

The following information relates to compensation received by the executive officers whose salary and bonus during fiscal years 1994, 1995 and 1996 exceeded $100,000.

Summary Compensation Table Annual Compensation
----------------------------------------------

Name and
Principal Position   Year  Salary  Bonus (1)     Restricted     All Other
-------------------  ----   ----   ---------     Stock Award    Compensation
                                                 -----------    ------------

W. Douglas Frans     1996   $ 0      $ 0         $ 0
Chief Executive
 Officer and
 President           1995   $115,890 $ 0         $ 0
 (during FY 1995)    1994   $103,322 $ 0         $ 0


Gerard R. Bernier    1996   $124,403  $ 0        250,000(2)     $3,461.52(3)
Chief Executive
Officer and          1995   $124,403  $50,347(4)                $3,461.52(3)
President of
UNICO, Inc. and      1994   $106,635  $0                        approx
United Coupon Corp.                                             $3,000.00(3)

-------------------------------------


(1)	Bonus amounts are reflected in the year received by
the employee. All bonus payments relate to services performed and incentive goals met by the employee during the year. All expenses for such compensation were accrued and reflected in the operating statements of the prior year.

(2)	Stock issued as compensation for services during
initial two-year term of appointment as President and CEO of UNICO, Inc. Shares are subject to forfeiture of ratable amount of such shares if officer does not serve the full two years of that initial term.

(3)	Company's contribution to employee's 401K Retirement
Plan.

(4)	See further explanation of Mr. Bernier's bonus plan
in section entitled "Employment Agreements"

Aggregated Option Exercises in Fiscal Year Ending December
31, 1996 and Fiscal Year-End Option Values
----------------------------------------------------------
                            # of Unexercised       Value of
                               Options at        Unexercised In-
                              12/31/96 (1)         the-Money
                            -----------------      Options at
                                                    12/31/96
                                                 ----------------


Name         Shares        Value     Exercisable/    Exercisable/
           Acquired on    Realized   Unexercisable   Unexercisable
---------- -----------    --------   -------------   -------------
Gerard R.
 Bernier        -             -       185,000 Exer.   0 Exer. (2)
____________________

(1)	There were no options granted to Officers or
Directors during fiscal year 1996.

(2)	This amount reflects the difference between the
market value of the Company's Common Stock and the exercise price of the options on December 31, 1996.

Compensation Pursuant to Plans - Omnibus Equity Compensation Plan. The Company has adopted an Omnibus Equity Compensation Plan (the "Plan") under which 1,000,000 shares of Common Stock have been reserved for issuance upon exercise of options granted pursuant to the Plan. Under the Plan, incentive stock options may be granted to employees, and non-qualified stock options may be granted to employees, Directors, Franchisees, and other persons as the Compensation Committee determines will assist the Company's business endeavors, at exercise prices equal to at least 100% of the fair market value of the Common Stock on the date of the grant. In addition to selecting the optionee, the Compensation Committee determines the number of shares subject to each option and otherwise administers the Plan. Options granted under the Plan are not exercisable until six months after grant and expire a minimum of three years or maximum of five years after the date of the grant.
As of this Proxy Statement, options to purchase 627,042 shares are outstanding under the Plan, including options for 185,000 shares
o officers of the Company. These options have been granted at exercise prices ranging from $ .25 to $1.16. The average price for all outstanding options is approximately $ .45 per share.

Compensation of Directors.	Directors were not compensated for
attendance at meetings of the Board or its committees, but they were reimbursed for out of pocket expenses associated with such meetings.

Employment Agreements.	The Company's wholly-owned subsidiary,
United Coupon Corporation, has entered into an Employment Agreement with Gerard R. Bernier to serve as the Chief Executive Officer and President. The Agreement was entered into on April 1, 1996 and expires, if not renewed, on April 1, 1999. The major terms of this Agreement provide a base salary of One Hundred Twenty
Five Thousand dollars ($125,000) plus a company-provided automobile or monthly allowance, and an incentive bonus based upon the pre-tax profitability of United Coupon Corporation. Pursuant to this incentive bonus, Mr. Bernier is to receive a cash payment of 5% of United Coupon Corporation's pre-tax profits to the extent those profits exceed Three Hundred Fifty Thousand dollars ($350,000). For the purposes of this calculation, pre-tax profits are determined in accordance with generally accepted accounting principles consistently applied, before deduction of any federal, state or local income taxes and excluding charges or credits of an extraordinary or non-operating nature, unless agreed to by Mr. Bernier and United Coupon Corporation. The Agreement provides for an annual cost of living increase based upon annual increases in the Consumer Price Index of the general area surrounding the home office of the Company.

In the event Mr. Bernier is terminated prior to the expiration date of his employment contract with United Coupon Corporation, he shall be entitled to the following compensation: (a) the salary and benefits he would have received throughout the entirety of his employment agreement but for his termination; (b) the incentive bonus he would have received for the fiscal year in which he was terminated, but for the termination, pro-rated through the date of termination; and (c) in the event of either his termination prior to the expiration date of his employment contract or non-renewal thereof, Mr. Bernier shall receive a cash payment in the amount of Five Thousand dollars ($5,000) multiplied by the number of years he was employed with United Coupon Corporation, as of his termination date.

In addition, UNICO entered into an agreement with Mr. Bernier to serve as CEO and President of the Company on April 1, 1996. Mr. Bernier was granted 250,000 restricted shares of UNICO, Inc. Common Stock upon execution of the Agreement. Such shares vest to Mr. Bernier over a two year period of continued employment.

Security Ownership of Certain Beneficial Owners and Management.
The following table sets forth, as of November 25, 1997, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially 5% or more of such stock, (ii) each Director of the Company who owns any Common Stock, and (iii) all Directors and Officers as a group, together with their percentage holding of the outstanding shares.

Name of Beneficial Owner/        # of Shares of Common    % of Beneficial
Identity of Group                  Stock Beneficially       Ownership (1)
-------------------------         ---------------------    ---------------

Renaissance Capital Partners, Ltd.     6,356,880(2)             42.85%
8080 North Central Expressway
Suite 210-LB 59
Dallas,  TX  75206-1857

Gerard R. Bernier                        856,728(3)              9.68%
8380 Alban Road
Springfield, VA  22150

Gerald Bomstad, Jr.                      823,600(4)              9.65%
5420 NW 33rd Avenue
Fort Lauderdale, FL  33309

Duncan-Smith Company                     728,396(6)              7.91%
311 Third
San Antonio, TX  78205

Officers and Directors As a Group      1,711,328(3)(4)(5)       19.04%

____________________________________

(1)	Percent is rounded to two decimal places.  The
percentage of beneficial ownership reflects the currently issued and outstanding Common Stock ownership adjusted by common shares which may be issued, as noted in the specific footnote references for each owner.

(2) Includes 6,356,880 shares, the maximum amount that Renaissance is entitled to receive upon conversion of the Series C Convertible Preferred Stock issued July 30, 1996.

(3) Includes 185,000 shares, which may be purchased at $ .25 per share pursuant to the Company's Omnibus Equity
Compensation Plan.

(4)	Includes 50,000 shares, which may be purchased
at $ .97 per share pursuant to the Company's Omnibus
Equity Compensation Plan and 55,000 shares which are issued, but restricted from sale until certain profit performance tests are met by Cal-Central Marketing
Corporation.

(4) Includes shares underlying stock options granted to Mr. Bernier, as well as 25,000 shares which may be purchased at $ .25 per share by Leon Zajdel, a Director of the Company, and 50,000 shares which may be purchased at $ .97 by Gerald Bomstad, Jr., a Director of the Company, pursuant to the Company's Omnibus Equity Compensation Plan.

(5) Includes 673,396 shares that may be received upon conversion of Series C Convertible Preferred Stock issued
July 30, 1996, plus 55,000 stock purchase warrants which entitle the holder to purchase 55,000 shares of Common Stock at $ .90 per share.

Independent Public Accountants
------------------------------

The name of the principal accountant being recommended to the Company's shareholders is Aronson, Fetridge & Weigle,
P.C. Aronson, Fetridge & Weigle was the Company's principal accountant for the last fiscal year. Aronson, Fetridge &
Weigle is not currently expected to be present at the December 30, 1997 Annual Meeting of Shareholders but if present will be afforded the opportunity to make a statement if they desire to do so and will be asked to be available to respond to appropriate questions.

As previously reported in the Company's Form 8-K/A filed on December 12, 1996, the Board of Directors of UNICO, Inc. approved the selection of Aronson, Fetridge & Weigle to replace Arthur Andersen, LLP as the Company's independent accountants effective November 26, 1996. Arthur Andersen, LLP served as the Company's independent accountants for all fiscal years between 1994 and the date of their dismissal.

The reports from Arthur Andersen, LLP on the Company's consolidated financial statements for the fiscal years 1994 and 1995 did not contain any adverse opinions or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principle, except that the audit opinion for the year ended
December 31, 1995 was qualified as to the Going Concern status of the Company. There were not any disagreements between the Company and Arthur Andersen, LLP on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

The decision to retain the services of Aronson, Fetridge & Weigle and to dismiss Arthur Andersen, LLP on November 26, 1996 was based on the economic savings related to the use of Aronson, Fetridge & Weigle over Arthur Andersen, LLP. Prior to the selection of Aronson, Fetridge & Weigle as its independent accountants, the Company had not requested nor obtained any advice from Aronson, Fetridge & Weigle concerning any material accounting, auditing, or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

PROPOSAL 1.  ELECTION OF DIRECTORS
----------------------------------

The Nominating Committee, pursuant to authority delegated by the Board of Directors, proposes the election of the following person for re-election to the Company's Board of Directors for the term noted and until his successor is duly elected and qualified:

Nominee              Term (Years)
-----------------    ------------
Steven Kronzek             2

Mr. Kronzek was appointed to fill an open position on the Company's Board of Directors in June 1997.

The Nominating Committee has no reason to believe that the foregoing nominee will not serve, if elected, but if he should become unavailable to serve as a Director, and if the Nominating Committee shall designate a substitute nominee, the proxy will vote for the substitute nominee designated by the Nominating Committee.

The following information is submitted concerning the nominee named for election as Director:

Steven Kronzek was a founding partner in November 1977 and has continued as partner of the accounting firm of Kronzek & Company located in Washington, DC. He was elected to the Company's
Board of Directors in June 1997. Prior to this time, Mr. Kronzek has served as the independent accountant for the Company's wholly-owned subsidiary, United Coupon Corporation, since January 1982.

Each Director serves until the next annual meeting of the shareholders following completion of the elected term or until his successor is duly elected and qualified. All officers serve at the discretion of the Board of Directors. There are no family relationships among Directors or Executive Officers of the Company. Individual elected terms may not exceed three years.

Election of the Director nominee will be by plurality vote. The election inspector(s) (the "Inspector(s)"), as appointed by the Chairman, shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and, when the Stockholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The Inspector(s) shall prepare a subscribed, written report and shall deliver the report to the Secretary of the Corporation. Abstentions shall be treated as having neither voted for nor against the Proposal. Broker non-voted shall be treated as abstentions.

The Board of Directors recommends a vote FOR the election of the nominee named above.

PROPOSAL 2. REVERSE SPLIT OF COMMON AND PREFERRED STOCK
-------------------------------------------------------

To appropriately capitalize the Company and to initiate efforts to regain listing of the Company's Common Stock on the NASDAQ
Exchange, the Company believes it is appropriate to reduce the number of Common Shares outstanding. To insure that the relative rights of all stockholders remain the same, an identical reduction is required as to all shares of Preferred Stock, as well. This reduction of shares outstanding would have no impact on the relative percentage ownership of any shareholder or otherwise impact any voting rights or other rights of any shareholder.
To accomplish this action, each four (4) shares of Common and Preferred Stock outstanding on the record date would be exchanged for one (1) share of Common or Preferred Stock, respectively. All fractional shares are to be rounded to the nearest whole share.

This Proposal shall be decided by a majority of the outstanding stock entitled to vote thereon. The election inspector(s) (the "Inspector(s)"), as appointed by the Chairman, shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and, when the Stockholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The Inspector(s) shall prepare a subscribed, written report and shall deliver the report to the Secretary of the Corporation. Abstentions shall be treated as having neither voted for nor against the Proposal. Broker non-voted shall be treated as abstentions.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3. RATIFICATION OF SELECTION OF PRINCIPAL ACCOUNTANTS
--------------------------------------------------------------

The Board of Directors proposes that its selection of Aronson, Fetridge & Weigle as the Company's principal independent accountants be ratified.

This Proposal shall be decided by a majority of the outstanding stock present in person or by proxy and entitled to vote thereon. The election inspector(s)
(the "Inspector(s)"), as appointed by the Chairman, shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and, when the Stockholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The Inspector(s) shall prepare a subscribed, written report and shall deliver the report to the Secretary of the Corporation. Abstentions shall be treated as having neither voted for nor against the Proposal. Broker non-voted shall be treated as abstentions.

The Board of Directors recommends a vote FOR this proposal.
-----------------------------------------------------------

All Other Matters Which May Come Before the Meeting
---------------------------------------------------

As of this Proxy Statement, the Company knows of no business that will be presented for consideration at the meeting, other than that which has been referred to above.
As to other business, if any, that may come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.

Compliance with the Securities Exchange Act
-------------------------------------------

The Company's Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company, the Company believes that all filing requirements applicable to Executive Officers and Directors have been complied with during the past year.

Shareholder Proposals for the Next Annual Meeting
-------------------------------------------------

Any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company for inclusion in the Company's Proxy, Notice of Meeting and Proxy Statement relating to the 1998 Annual Meeting by July 30, 1998.

Additional Information
----------------------

The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than regular compensation, solicit proxies by further mailing, personal conversations, by telephone or by telegraph. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.


By Order of the Board of Directors,

Gerard R. Bernier
Chairman



APPENDIX A
UNICO, INC.
8380 Alban Road, Springfield, Virginia 22150

PROXY               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS The undersigned hereby appoints Gerard R. Bernier proxy of the undersigned, with full power of substitution, to represent and to vote, as designated hereby, all shares of UNICO, Inc. held of record by the undersigned on November 25, 1997 at the adjourned Annual Meeting of Stockholders to be held on December 30, 1997, or any adjournment thereof.

Name of Stockholder          Date:
TOTAL SHARES                 Signature:
                             Signature if Jointly Held:
                             Please sign exactly as name or
                             names appear to the left.  When
                             signing as Trustee, Executor,
                             Administrator, Officer of a
                             Corporation or Partner of a
                             Partnership, give title as such.
                             PLEASE VOTE. YOU MUST SIGN, DATE
                             AND RETURN YOUR PROXY FOR IT TO BE
                             VOTED.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW. IF EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS.The Board of Directors recommends a vote FOR the following proposals:

1. To vote for the election of the following nominee and
his term:	Steven Kronzek - Two (2) years
FOR                  AGAINST                ABSTAIN
   ----------------          --------------         ---------------

2. To vote for the reduction of current outstanding shares of Common and Preferred Stock through the combination of each four
(4) shares of Common or Preferred Stock into one (1) share of Common or Preferred Stock, respectively.
FOR                  AGAINST                ABSTAIN
   ----------------         ---------------         ---------------

3. To vote for the ratification of the Board of Directors' selection of Aronson, Fetridge and Weigle as the Company's principal independent accountants.
FOR                  AGAINST                ABSTAIN
   ----------------          --------------         ------------------

Please mark, sign and date (on the other side), and return this Proxy card promptly, using the enclosed envelope.